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                                                                    Exhibit 99.1


                      [CenterPoint Energy, Inc. Letterhead]


For Immediate Release                                                Page 1 of 2
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         CENTERPOINT ENERGY COMMENCES EXCHANGE OFFER FOR $575 MILLION,
                    3.75% CONVERTIBLE SENIOR NOTES DUE 2023

         HOUSTON, TX - JULY 19, 2005 - CenterPoint Energy, Inc. (NYSE: CNP) today announced it has commenced its offer to exchange $575 million principal amount of its 3.75 percent Convertible Senior Notes due 2023 (Old Notes) for an equal amount of its new 3.75 percent Convertible Senior Notes, Series B, due 2023 (New Notes). The company will pay an exchange fee of $1.50 for each $1,000 principal amount of Old Notes accepted for exchange.

         The exchange offer is in response to Emerging Issues Task Force (EITF) Issue No. 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share" by the Financial Accounting Standards Board. EITF No. 04-8 requires that the calculation of diluted earnings per share reflect shares issuable under contingently convertible debt regardless of whether the conditions to conversion have been satisfied.

         The terms of the New Notes are substantially identical to the terms of the Old Notes, except that the New Notes will contain a net share settlement feature that, upon conversion, provides for the principal amount of the New Notes to be settled in cash and the excess value to be settled, at the company's option, in cash, shares or a combination thereof, as well as an additional change in control feature. The New Notes will result in fewer shares included in the calculation of diluted earnings per share on a going-forward basis under EITF No. 04-8 since exercise of the conversion feature would result in a payment of cash, rather than shares, for the principal amount of the New Notes. Pursuant to the additional change of control feature, the New Notes will provide for an increase in the conversion rate for holders who convert the New Notes when certain change of control events occur, unless the acquirer's common stock is traded on a U.S. national securities exchange or on the NASDAQ, in which case, at the company's option, the new notes may instead become contingently convertible into the common stock of the public acquirer, subject to the net share settlement provisions.

       The exchange offer will expire at 5 p.m., Eastern time, on August 17, 2005, unless extended or withdrawn. Tenders of Old Notes may be withdrawn at any time prior to the expiration date of the exchange offer.

                                     -more-





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For Immediate Release                                                Page 2 of 2
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       SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER MATERIALS,
INCLUDING THE PROSPECTUS DATED JULY 19, 2005, THE REGISTRATION STATEMENT ON FORM S-4 (NO. 333-123182), THE SCHEDULE TO AND THE OTHER MATERIALS RELATED TO THE EXCHANGE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. BANC OF AMERICA SECURITIES LLC IS ACTING AS DEALER MANAGER AND MACKENZIE PARTNERS, INC. IS THE INFORMATION AGENT FOR THE EXCHANGE OFFER. COPIES OF THE PROSPECTUS AND THE RELATED EXCHANGE OFFER MATERIALS MAY BE OBTAINED FREE OF CHARGE AT THE
SECURITIES AND EXCHANGE COMMISSION'S WEBSITE (WWW.SEC.GOV) OR FROM MACKENZIE PARTNERS, INC., 105 MADISON AVENUE, NEW YORK, NEW YORK 10016, (212) 929-5500 OR
(800) 322-2885.

       This press release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding timing and other aspects of the exchange offer that are not historical facts are forward-looking statements. Factors that could affect the company's ability to complete the exchange offer include general market conditions, investor acceptance of the exchange offer, the satisfaction of the conditions to the exchange offer discussed in the prospectus and other factors discussed in CenterPoint Energy's Form 10-K for the period ended December 31, 2004, Form 10-Q for the period ended March 31, 2005, and other filings with the Securities and Exchange Commission.

                                       ###